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                                                                   EXHIBIT 21.1


                                Subsidiaries of
                           OYO Geospace Corporation



        Geo Space Canada, Inc., an Alberta corporation

        Geo Space Corporation, a Texas corporation

        Houston Geophysical Products, Inc., a Texas corporation

        OYO Instruments Canada, Inc., an Alberta corporation

        OYO Instruments, Inc., a Texas corporation

        OYO Investment UK Limited, a United Kingdom company

        OYO UK Limited, a United Kingdom company